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                                                                     Exhibit (i)

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             Main 410.580.3000  fax 410.580.3001






                                February 18, 2004

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

         Re:  Registration Statement on Form N-1A
              -----------------------------------

Ladies and Gentlemen:

         We have served as special Maryland counsel to The Prudential Investment Portfolios, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of up to 6,250,000,000 shares (the "Shares") of its Common Stock, par value $.001 per share (the "Common Stock"), divided into five classes, designated as the Class A, Class B, Class C, Class I, and Class Z Common Stock, respectively, pursuant to a Registration Statement on Form N-1A, as amended (Form Nos. 333-61997 and 811-07343) (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). This opinion is being rendered at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Company, as amended, corrected, and supplemented to the date hereof (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland (the "MSDAT").

                  (b) The By-Laws of the Company, as amended and restated and in effect on the date hereof.

                  (c) The Registration Statement, as amended to date.

                  (d) The proceedings of the Board of Directors of the Company relating to the authorization and issuance of the Shares in accordance with the Registration Statement.

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                                      THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
                                                               February 18, 2004
                                                                          Page 2


                  (e) A Certificate of an Officer of the Company (the "Certificate"), dated the date hereof, as to certain factual matters.

                  (f) A short-form Good Standing Certificate, dated a recent date, issued by the MSDAT.

                  (g) Such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate.

         Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (2) The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement and in accordance with the resolutions authorizing their issuance, will be validly issued, fully paid, and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to the following further assumptions, qualifications, and limitations:

                  (A) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

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                                      THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
                                                               February 18, 2004
                                                                          Page 3


                  (B) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (C) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                  (D) We assume that the issuance of the Shares will not cause the Company to issue shares of its Common Stock in excess of the number of shares of such class or series authorized by the Charter at the time of issuance of the Shares.

                  (E) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is solely for your use in connection with the Registration Statement and may not be relied on by any other person or in any other connection without our prior written approval; provided, however, that Sullivan & Cromwell LLP may rely on this opinion in connection with its opinions delivered in connection with the Registration Statement and the transactions contemplated thereby.

                                Very truly yours,


                                /s/ Piper Rudnick LLP
                                ---------------------------
                                Piper Rudnick LLP